EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Special Financial Report of KAR Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) pursuant to Rule 15d-2 of the Securities Exchange Act of 1934, as amended, I, Brian T. Clingen, as Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2)	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRIAN T. CLINGEN
Brian T. Clingen Chairman and Chief Executive Officer

Date: March 27, 2008